UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	RBCN	The Nasdaq Stock Market LLC
Preferred Share Purchase Right

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 13, 2022, Rubicon Technology, Inc (the “Company) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s decision to voluntarily delist its common stock from the Nasdaq Capital Market and its intent to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about December 23, 2022. As a result, the Company expects the delisting of its common stock to become effective on December 30, 2022.

The Company anticipates that its common stock will be quoted on the Pink Sheets platform, which is operated by OTC Markets Group Inc.  (the "Pink Sheets"), and it currently intends to continue to provide information to its stockholders and to take such actions within its control to enable its common stock to be quoted in the Pink Sheets so that a trading market may continue to exist for its common stock. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on the Pink Sheets or otherwise.

On October 14, 2022, the Company received notifications from Nasdaq that it was no longer in compliance with various Nasdaq independent director requirements set forth in Listing Rule 5605. This rule requires, among other things, that the Company’s (i) Board of Directors be composed of a majority of independent directors, (ii) Audit Committee be composed of three independent directors, and (iii) Compensation Committee be composed of two independent directors. The Company’s Board of Directors is composed of four directors, one of which is an employee of the Company and therefore is not independent. The Board has not yet determined whether the two newly appointed directors will be deemed to be independent under the NASDAQ Listing Rules.

The Company’s Board of Directors has determined that the voluntary delisting of the Company’s common stock will be in the best interests of the Company and its stockholders. The Board’s decision was based on careful review of several factors, including the benefits to the Company of eliminating the expenses of being listed on NASDAQ and the costs associated with it, as well as eliminating the demands on management’s time of complying with the Nasdaq listing standards.

Item 7.01. Regulation FD Disclosure

On December 13, 2022, the Company issued a press release as required by the Nasdaq listing rules regarding the decision by the Company’s Board of Directors to voluntarily delist the Company’s common stock from the Nasdaq Capital Market. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits. The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K.

99.1	Rubicon Technology, Inc., Press Release dated December 13, 2022
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2022	RUBICON TECHNOLOGY, INC.

	By:	/s/ Timothy E. Brog
	Name:	Timothy E. Brog
	Title:	Chief Executive Officer

2